EXHIBIT 99.1
Press Release

FOR IMMEDIATE RELEASE

For further information:
Brad Burke - Investors	Steve Iaco - Media
214.863.3100	212.984.6535
Brad.Burke@cbre.com	Steven.Iaco@cbre.com

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR SECOND-QUARTER 2022
•Net Income Up 10% and GAAP EPS Up 13% to $1.48
•Core Adjusted Net Income Up 33% and Core EPS Up 37% to $1.83
Dallas, TX – August 4, 2022 — CBRE Group, Inc. (NYSE:CBRE) today reported financial results for the second quarter ended June 30, 2022.

“CBRE had an outstanding second quarter with strength across our global businesses. All three business segments posted double-digit revenue and segment operating profit growth, despite the significant currency headwinds that affected all U.S.-based global companies. Core EPS was the highest for any quarter in CBRE’s history – up 37% from last year’s second quarter and even slightly higher than last year’s record fourth quarter,” said Bob Sulentic, CBRE’s president and chief executive officer. “These results reflect the benefits of our diversification strategy and an economic backdrop that was still generally supportive despite heightened macro concerns.”

CBRE Press Release
August 4, 2022

Consolidated Financial Results Overview
The following table presents highlights of CBRE performance (dollars in millions, except per share data; totals may not add due to rounding):

			% Change
	Q2 2022	Q2 2021	USD	LC (1)
Operating Results
Revenue	$7,771	$6,459	20.3%	24.0%
Net revenue (2)	4,803	3,912	22.8%	26.5%
GAAP net income	487	443	10.1%	12.5%
GAAP EPS	$1.48	$1.30	13.3%	15.8%
Core adjusted net income (3)	604	455	32.8%	37.0%
Core EBITDA (4)	919	708	29.8%	33.6%
Core EPS (3)	$1.83	$1.34	36.7%	41.0%

Cash Flow Results
Cash flow provided by operations	$454	$421	8.1%
Less: Capital expenditures	55	46	17.9%
Free cash flow (5)	$400	$375	6.8%

Advisory Services Segment
The following table presents highlights of the Advisory Services segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q2 2022	Q2 2021	USD		LC
Revenue	$2,588	$2,137	21.1%		24.5%
Net revenue	2,571	2,135	20.4%		23.8%
Segment operating profit (6)	521	465	12.1%		15.2%
Segment operating profit on revenue margin (7)	20.1%	21.7%	(1.6	pts)	(1.6	pts)
Segment operating profit on net revenue margin (7)	20.2%	21.8%	(1.5	pts)	(1.5	pts)

Note: all percent changes cited are vs. second-quarter 2021, except where noted.

Property Leasing
•Global revenue rose 40% (43% local currency).
•The Americas was the primary growth catalyst with revenue up 56% (same in local currency).
•Leasing revenue grew by 14% in local currency in EMEA and APAC combined, with 5% growth in USD due to a significant foreign currency headwind.
•All major property types realized revenue increases, led by office.

CBRE Press Release
August 4, 2022

Capital Markets
•Global sales revenue rose 17% (21% local currency), reflecting healthy market fundamentals and market share gains. Global mortgage origination revenue slipped 1% (same in local currency).
•The Americas led sales revenue growth across regions, up 26% (same in local currency). Sales revenue in EMEA and APAC combined was flat in USD but increased 10% in local currency.
•Global retail, industrial and multifamily sales maintained strong momentum.
•Lower gains on mortgage origination servicing rights from loans sourced for the Government Sponsored Enterprises (GSEs) reduced mortgage origination revenue growth during the quarter. Aside from the lower gains on GSE servicing rights, global mortgage origination revenue rose 4%.

Other Advisory Business Lines
•Loan servicing revenue surged 28% (29% local currency).
◦The servicing portfolio increased 18% from a year ago to more than $348 billion.
•Valuation revenue rose 8% (13% local currency).
•Property management net revenue rose 5% (10% local currency).

Global Workplace Solutions (GWS) Segment
The following table presents highlights of the GWS segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q2 2022	Q2 2021	USD		LC
Revenue	$4,908	$4,083	20.2%		23.8%
Net revenue	1,956	1,538	27.2%		31.0%
Segment operating profit	218	170	28.3%		33.4%
Segment operating profit on revenue margin	4.4%	4.2%	0.2	pts	0.3	pts
Segment operating profit on net revenue margin	11.2%	11.1%	0.1	pts	0.2	pts

Note: all percent changes cited are vs. second-quarter 2021, except where noted.

•Excluding $338 million of revenue from Turner & Townsend (60% interest acquired on November 1, 2021), GWS revenue rose 12% (16% local currency).
•Net revenue increased 8% (12% local currency), excluding $292 million from Turner & Townsend. This growth was broad based by client type and supported by a mix of new wins and expansions.
•Project management net revenue rose 12% (17% local currency), excluding Turner & Townsend contributions.
•Facilities management saw 7% (11% local currency) net revenue growth.
•New contract signings for the quarter reached a record level.
•The new business pipeline remained elevated, with a diversified mix of energy, financial and professional services, manufacturing/logistics and retail prospects.
•Excluding contributions from Turner & Townsend, GWS segment operating profit increased 5% (10% local currency).

CBRE Press Release
August 4, 2022

Real Estate Investments (REI) Segment
The following table presents highlights of the REI segment performance (dollars in millions):

			% Change
	Q2 2022	Q2 2021	USD	LC
Revenue	$277	$243	13.9%	20.8%
Segment operating profit	275	154	78.2%	80.8%

Note: all percent changes cited are vs. second-quarter 2021, except where noted.

Real Estate Development
•Operating profit(8) surged by $96 million to approximately $215 million, driven by a strong pace of large asset and land dispositions.
•The in-process portfolio ended the quarter at $19.3 billion, down $0.5 billion from the record level achieved in first-quarter 2022, due to the monetization of assets during the quarter.
•The development pipeline increased $1.3 billion from first-quarter 2022 to $11.5 billion, a record level.
•Industrial and multifamily assets continued to comprise more than two-thirds of the in-process portfolio.

Investment Management
•Revenue rose 13% (20% local currency) to $158 million.
•Growth was driven by higher asset management fees, up 14% (21% local currency), and incentive fees, up 113% (124% local currency).
•Operating profit increased 29% (39% local currency) to approximately $58.4 million.
•AUM increased by $0.1 billion ($4.4 billion local currency) to $146.9 billion, a record high.
•Foreign currency movement largely offset strong net capital inflows and higher asset valuations.
Corporate and Other Segment

•Operating loss increased by $79.0 million, primarily due to a $65.0 million decrease in fair-value adjustments on strategic non-core, non-controlled investment portfolio.
•This was largely driven by a $42.6 million adjustment on the company’s investment interest in Altus Power, due to lower publicly traded share and warrant prices and an alignment-share conversion loss during the quarter.
•Corporate overhead expenses increased by roughly $13.9 million (17.2%), driven by increases in general compensation and related benefits as well as incentive compensation.

CBRE Press Release
August 4, 2022

Capital Allocation Overview
•Free Cash Flow – During the second quarter of 2022, the company’s free cash flow was $399.8 million. This reflected cash from operating activities of $454.4 million, less total capital expenditures of $54.7 million. Net capital expenditures totaled $52.5 million. (9)
•Stock Repurchase Program – The company repurchased approximately 7.5 million shares for $611.2 million ($81.39 average price per share) during the second quarter of 2022. As of July 31, 2022, repurchases for the year totaled approximately 12.7 million shares for nearly $1.1 billion ($85.17 average purchase price). There was $898.4 million of capacity remaining under the company’s authorized stock repurchase program as of July 31, 2022.
•Acquisitions and Investments – During the second quarter of 2022, CBRE completed three in-fill acquisitions for a total of $42.2 million in cash and deferred consideration: a property evaluation and advisory firm in New Zealand, a property advisory consultant in Scotland and a sustainability advisory specialist in France.
Leverage and Financing Overview
•Leverage – The company’s net leverage ratio (net debt(10) – to trailing twelve-month core EBITDA) was 0.20x as of June 30, 2022, which is substantially below the company's primary debt covenant of 4.25x. The net leverage ratio is computed as follows (dollars in millions):

As of
June 30, 2022
Total debt	$1,851
Less: Cash (11)	1,193
Net debt (10)	$658

Divided by: Trailing twelve month consolidated Core EBITDA	$3,339

Net leverage ratio	0.20x

•Liquidity – As of June 30, 2022, the company had approximately $4.2 billion of total liquidity, consisting of approximately $1.2 billion in cash, plus the ability to borrow an aggregate of approximately $3.0 billion under its revolving credit facilities, net of any outstanding letters of credit.

CBRE Press Release
August 4, 2022

Conference Call Details
The company’s second quarter earnings webcast and conference call will be held today, Thursday, August 4, 2022 at 8:30 a.m. Eastern Time. Investors are encouraged to access the webcast via this link or they can click this link beginning at 8:15 a.m. Eastern Time for automated access to the conference call.
Alternatively, investors may dial into the conference call using these operator-assisted phone numbers: 877.407.8037 (U.S.) or 201.689.8037 (International). A replay of the call will be available starting at 1:00 p.m. Eastern Time on August 4, 2022. The replay is accessible by dialing 877.660.6853 (U.S.) or 201.612.7415 (International) and using the access code: 13730633#. A transcript of the call will be available on the company's Investor Relations website at https://ir.cbre.com.
About CBRE Group, Inc.
CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2021 revenue). The company has more than 105,000 employees (excluding Turner & Townsend employees) serving clients in more than 100 countries. CBRE serves a diverse range of clients with an integrated suite of services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Safe Harbor and Footnotes
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s future growth momentum, operations and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions and significant public health events or the outbreak of war, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments and the cost and availability of capital for investment in real estate; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import/export and transfer pricing rules; disruptions to business, market and operational conditions related to the Covid-19 pandemic and the impact of government rules and regulations intended to mitigate the effects of this pandemic, including, without limitation, rules and regulations that impact us as a loan originator and servicer for U.S. Government Sponsored Enterprises (GSEs); our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect

CBRE Press Release
August 4, 2022

of significant changes in capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; negative publicity or harm to our brand and reputation; the failure by third parties to comply with service level agreements or regulatory or legal requirements; the ability of our investment management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; the ability of our indirect subsidiary, CBRE Capital Markets, Inc., to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; declines in lending activity of U.S. GSEs, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern Europe and the Middle East, due to certain conflicts and the level of political instability in those regions; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; our ability to retain, attract and incentivize key personnel; our ability to manage organizational challenges associated with our size; liabilities under guarantees, or for construction defects, that we incur in our development services business; variations in historically customary seasonal patterns that cause our business not to perform as expected; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, as well as data privacy and protection regulations, and the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets; and the performance of our equity investments in companies that we do not control.
Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2021, our latest quarterly report on Form 10-Q, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.
The terms “net revenue,” “core adjusted net income,” “core EPS,” “business line operating profit,” “segment operating profit on revenue margin,” “segment operating profit on net revenue margin,” “core EBITDA,” “net debt” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Totals may not sum in tables in millions included in this release due to rounding.

CBRE Press Release
August 4, 2022

(1)Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
(2)Net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. These costs are reimbursable by clients and generally have no margin.
(3)Core adjusted net income and core earnings per diluted share (or core EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes and impact on non-controlling interest for such charges. Adjustments during the periods presented included non-cash depreciation and amortization expense related to certain assets attributable to acquisitions, certain carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, the impact of fair value adjustments to real estate assets acquired in the acquisition of Telford Homes plc in 2019 (the Telford acquisition) (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, asset impairments and a provision associated with Telford’s fire safety remediation efforts. It also removes the fair value changes and related tax impact of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments). Note: Core adjusted EPS has been renamed core EPS for simplicity.
(4)Core EBITDA represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization, asset impairments, adjustments related to certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, and integration and other costs related to acquisitions. It also removes the fair value changes, on a pre-tax basis, of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).
(5)Free cash flow is calculated as cash flow from operations, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows).
(6)Segment operating profit is the measure reported to the chief operating decision maker (CODM) for purposes of making decisions about allocating resources to each segment and assessing performance of each segment. Segment operating profit represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization and asset impairments, as well as adjustments related to the following: certain carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions and a provision associated with Telford’s fire safety remediation efforts. The above definition was changed in the fourth quarter of 2021 to include non-controlling interest given the acquisition of Turner & Townsend. Prior period results have been recast to conform to this definition.
(7)Segment operating profit on revenue and net revenue margins represent segment operating profit divided by revenue and net revenue, respectively.
(8)Represents line of business profitability/losses, as adjusted.
(9)For the three months ended June 30, 2022, the company incurred capital expenditures of $54.7 million (reflected in the investing section of the condensed consolidated statement of cash flows) and received tenant concessions from landlords of $2.1 million (reflected in the operating section of the condensed consolidated statement of cash flows).
(10)Net debt is calculated as cash and cash equivalents less total debt (excluding non-recourse debt).
(11)Cash represents cash and cash equivalents (excluding restricted cash).

CBRE Press Release
August 4, 2022

CBRE GROUP, INC.
OPERATING RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Net revenue	$4,802,558	$3,911,693	9,178,589	7,270,677
Pass through costs also recognized as revenue	2,968,720	2,546,920	5,925,622	5,126,815
Total revenue	7,771,278	6,458,613	15,104,211	12,397,492

Costs and expenses:
Cost of revenue	6,053,984	5,016,759	11,806,178	9,736,305
Operating, administrative and other	1,188,819	957,216	2,254,815	1,785,543
Depreciation and amortization	162,359	119,085	311,391	241,163
Asset impairments	26,405	—	36,756	—
Total costs and expenses	7,431,567	6,093,060	14,409,140	11,763,011

Gain on disposition of real estate	177,226	929	198,818	1,085

Operating income	516,937	366,482	893,889	635,566

Equity income from unconsolidated subsidiaries	119,168	212,132	162,039	295,726
Other (loss) income	(6,909)	12,045	(21,373)	14,777
Interest expense, net of interest income	18,518	13,772	31,344	23,878
Income before provision for income taxes	610,678	576,887	1,003,211	922,191
Provision for income taxes	120,762	133,445	117,024	209,772
Net income	489,916	443,442	886,187	712,419
Less: Net income attributable to non-controlling interests	2,594	805	6,568	3,580
Net income attributable to CBRE Group, Inc.	$487,322	$442,637	$879,619	$708,839

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$1.50	$1.32	$2.68	$2.11
Weighted average shares outstanding for basic income per share	325,415,305	335,643,233	328,692,585	335,751,530

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$1.48	$1.30	$2.64	$2.09
Weighted average shares outstanding for diluted income per share	329,843,710	339,502,871	333,514,398	339,541,354

Core EBITDA	$918,592	$707,782	$1,650,655	$1,175,569

CBRE Press Release
August 4, 2022

CBRE GROUP, INC.
SEGMENT RESULTS
FOR THE THREE MONTHS ENDED JUNE 30, 2022
(in thousands, totals may not add due to rounding)
(Unaudited)

	Three Months Ended June 30, 2022

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$2,571,441	$1,955,967	$277,281	$(2,131)	$4,802,558	$—	$4,802,558
Pass through costs also recognized as revenue	16,542	2,952,178	—	—	2,968,720	—	2,968,720
Total revenue	2,587,983	4,908,145	277,281	(2,131)	7,771,278	—	7,771,278

Costs and expenses:
Cost of revenue	1,554,472	4,443,566	74,276	(18,330)	6,053,984	—	6,053,984
Operating, administrative and other	514,412	254,962	306,455	114,294	1,190,123	(1,304)	1,188,819
Depreciation and amortization	79,416	70,859	3,618	8,466	162,359	—	162,359
Asset impairments	—	—	26,405	—	26,405	—	26,405
Total costs and expenses	2,148,300	4,769,387	410,754	104,430	7,432,871	(1,304)	7,431,567

Gain on disposition of real estate	—	—	177,226	—	177,226	—	177,226

Operating income (loss)	439,683	138,758	43,753	(106,561)	515,633	1,304	516,937

Equity income (loss) from unconsolidated subsidiaries	1,505	(400)	172,986	—	174,091	(54,923)	119,168
Other income (loss)	53	870	(803)	(7,029)	(6,909)	—	(6,909)
Add-back: Depreciation and amortization	79,416	70,859	3,618	8,466	162,359	—	162,359
Add-back: Asset impairments	—	—	26,405	—	26,405	—	26,405
Adjustments:
Integration and other costs related to acquisitions	—	8,209	—	—	8,209	—	8,209
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	(7,495)	—	(7,495)	—	(7,495)
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	—	—	(1,451)	—	(1,451)	—	(1,451)
Costs incurred related to legal entity restructuring	—	—	—	10,245	10,245	—	10,245
Provision associated with Telford’s fire safety remediation efforts	—	—	37,505	—	37,505	—	37,505
Total segment operating profit (loss)	$520,657	$218,296	$274,518	$(94,879)		$(53,619)	$864,973

Core EBITDA					$918,592

_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
August 4, 2022

CBRE GROUP, INC.
SEGMENT RESULTS—(CONTINUED)
FOR THE THREE MONTHS ENDED JUNE 30, 2021
(in thousands, totals may not add due to rounding)
(Unaudited)

	Three Months Ended June 30, 2021

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$2,135,119	$1,537,668	$243,363	$(4,457)	$3,911,693	$—	$3,911,693
Pass through costs also recognized as revenue	1,866	2,545,054	—	—	2,546,920	—	2,546,920
Total revenue	2,136,985	4,082,722	243,363	(4,457)	6,458,613	—	6,458,613

Costs and expenses:
Cost of revenue	1,231,819	3,729,624	56,970	(1,654)	5,016,759	—	5,016,759
Operating, administrative and other	443,611	193,284	235,275	85,046	957,216	—	957,216
Depreciation and amortization	74,169	32,547	5,523	6,846	119,085	—	119,085
Total costs and expenses	1,749,599	3,955,455	297,768	90,238	6,093,060	—	6,093,060

Gain on disposition of real estate	—	—	929	—	929	—	929

Operating income (loss)	387,386	127,267	(53,476)	(94,695)	366,482	—	366,482

Equity income from unconsolidated subsidiaries	2,149	416	198,173	—	200,738	11,394	212,132
Other income	801	1,805	2,525	6,914	12,045	—	12,045
Add-back: Depreciation and amortization	74,169	32,547	5,523	6,846	119,085	—	119,085
Adjustments:
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	—	—	(374)	—	(374)	—	(374)
Integration and other costs related to acquisitions	—	8,134	—	—	8,134		8,134
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	1,672	—	1,672	—	1,672
Total segment operating profit (loss) (2)	$464,505	$170,169	$154,043	$(80,935)		$11,394	$719,176

Core EBITDA					$707,782
_______________
(1)Includes elimination of inter-segment revenue.
(2)In conjunction with the acquisition of 60% interest in Turner & Townsend in the first quarter of 2021, we modified our definition of adjusted EBITDA and SOP to be inclusive of net income attributable to non-controlling interests and have recast prior periods to conform to this definition.

CBRE Press Release
August 4, 2022

CBRE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets:
Cash and cash equivalents	$1,192,783	$2,430,951
Restricted cash	137,933	108,830
Receivables, net	5,122,787	5,150,473
Warehouse receivables (1)	1,034,025	1,303,717
Contract assets	492,714	474,375
Income taxes receivable	62,247	77,254
Property and equipment, net	778,535	816,092
Operating lease assets	1,040,233	1,046,377
Goodwill and other intangibles, net	7,051,460	7,404,602
Investments in unconsolidated subsidiaries	1,201,745	1,196,088
Other assets, net	2,324,210	2,064,732

Total assets	$20,438,672	$22,073,491

Liabilities:
Current liabilities, excluding debt and operating lease liabilities	$6,033,229	$6,876,327
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (1)	1,017,949	1,277,451
Revolving credit facility	310,000	—
Senior term loans, net	418,856	454,539
4.875% senior notes, net	595,950	595,463
2.500% senior notes, net	488,688	488,121
Other debt	37,633	32,668
Operating lease liabilities	1,320,029	1,348,985
Other long-term liabilities	1,321,354	1,640,820

Total liabilities	11,543,688	12,714,374

Equity:
CBRE Group, Inc. stockholders' equity	8,136,010	8,528,193
Non-controlling interests	758,974	830,924

Total equity	8,894,984	9,359,117

Total liabilities and equity	$20,438,672	$22,073,491

_______________
(1)Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release
August 4, 2022

CBRE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$886,187	$712,419
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	311,391	241,163
Amortization of financing costs	3,407	3,317
Gains related to mortgage servicing rights, premiums on loan sales and sales of other assets	(87,150)	(132,004)
Asset impairments	36,756	—
Net realized and unrealized losses (gains), primarily from investments	27,251	(14,777)
Provision for doubtful accounts	7,781	12,789
Net compensation expense for equity awards	82,322	85,233
Equity income from unconsolidated subsidiaries	(162,039)	(295,726)
Distribution of earnings from unconsolidated subsidiaries	315,255	232,627
Proceeds from sale of mortgage loans	7,270,423	7,902,512
Origination of mortgage loans	(6,984,779)	(7,578,056)
Decrease in warehouse lines of credit	(259,502)	(281,808)
Tenant concessions received	4,250	12,874
Purchase of equity securities	(13,931)	(3,896)
Proceeds from sale of equity securities	25,296	5,488
Decrease (increase) in real estate under development	74,127	(27,894)
Increase in receivables, prepaid expenses and other assets (including contract and lease assets)	(509,350)	(100,368)
Decrease in accounts payable and accrued expenses and other liabilities (including contract and lease liabilities)	(194,236)	(275,591)
Decrease in compensation and employee benefits payable and accrued bonus and profit sharing	(573,809)	(359,365)
(Increase) decrease in net income taxes receivable/payable	(60,160)	83,325
Other operating activities, net	(138,574)	4,856
Net cash provided by operating activities	60,916	227,118

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(96,722)	(75,944)
Acquisition of businesses, including net assets acquired and goodwill, net of cash acquired	(45,377)	(57,920)
Contributions to unconsolidated subsidiaries	(220,492)	(245,714)
Distributions from unconsolidated subsidiaries	42,006	36,207
Other investing activities, net	(8,357)	(1,120)
Net cash used in investing activities	(328,942)	(344,491)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from revolving credit facility	310,000	—
Proceeds from notes payable on real estate	15,706	48,548
Repayment of notes payable on real estate	(16,544)	—
Proceeds from issuance of 2.500% senior notes	—	492,255
Repurchase of common stock	(993,769)	(88,275)
Acquisition of businesses (cash paid for acquisitions more than three months after purchase date)	(28,431)	(3,421)
Units repurchased for payment of taxes on equity awards	(34,841)	(36,275)
Non-controlling interest contributions	713	527
Non-controlling interest distributions	(370)	(3,377)
Other financing activities, net	(12,960)	(30,958)
Net cash (used in) provided by financing activities	(760,496)	379,024
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	(180,543)	(44,089)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(1,209,065)	217,562
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF PERIOD	2,539,781	2,039,247
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF PERIOD	$1,330,716	$2,256,809

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$27,745	$16,212
Income tax payments, net	$336,266	$131,156

CBRE Press Release
August 4, 2022

Non-GAAP Financial Measures
The following measures are considered “non-GAAP financial measures” under SEC guidelines:
(i)Net revenue
(ii)Core EBITDA
(iii)Business line operating profit/loss
(iv)Segment operating profit on revenue and net revenue margins
(v)Free cash flow
(vi)Net debt
(vii)Core adjusted net income attributable to CBRE Group, Inc. stockholders (which we also refer to as “core adjusted net income”)
(viii)Core EPS
These measures are not recognized measurements under United States generally accepted accounting principles (GAAP). When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.
Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.
With respect to net revenue, net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. We believe that investors may find this measure useful to analyze the company’s overall financial performance because it excludes costs reimbursable by clients that generally have no margin, and as such provides greater visibility into the underlying performance of our business.
With respect to Core EBITDA, business line operating profit, and segment operating profit on revenue and net revenue margins, the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions—and in the case of Core EBITDA, business line operating profit and segment operating profit on revenue and net revenue margins—the effects of financings and income tax and the accounting effects of capital spending. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of Core EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The Core EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt. The company also uses segment operating profit and core EPS as significant components when measuring our operating performance under our employee incentive compensation programs.
With respect to free cash flow, the company believes that investors may find this measure useful to analyze the cash flow generated from operations after accounting for cash outflows to support operations and capital expenditures. With respect to net debt, the company believes that investors use this measure when calculating the company’s net leverage ratio.

CBRE Press Release
August 4, 2022

With respect to core EBITDA, core EPS and core adjusted net income, the company believes that investors may find these measures useful to analyze the underlying performance of operations without the impact of strategic non-core equity investments (Altus Power Inc. and VC investments) that are not directly related to our business segments. These can be volatile and are often non-cash in nature.
Core adjusted net income attributable to CBRE Group, Inc. stockholders (or core adjusted net income), and core EPS, are calculated as follows (in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net income attributable to CBRE Group, Inc.	$487,322	$442,637	$879,619	$708,839

Plus / minus:
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	40,169	17,238	81,217	35,668
Integration and other costs related to acquisitions	8,209	8,134	16,330	8,134
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(7,495)	1,672	15,361	17,004
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	(1,451)	(374)	(3,147)	725
Costs incurred related to legal entity restructuring	10,245	—	11,921	—
Asset impairments (1)	26,405	—	36,756	—
Net fair value adjustments on strategic non-core investments	53,619	(11,394)	189,983	(37,526)
Impact of adjustments on non-controlling interest	(8,226)	—	(17,289)	—
Provision associated with Telford’s fire safety remediation efforts	37,505	—	37,505	—
Tax impact of adjusted items, tax benefit attributable to legal entity restructuring, and strategic non-core investments	(42,180)	(2,911)	(174,897)	(3,250)

Core net income attributable to CBRE Group, Inc., as adjusted	$604,122	$455,002	$1,073,359	$729,594

Core diluted income per share attributable to CBRE Group, Inc., as adjusted	$1.83	$1.34	$3.22	$2.15

Weighted average shares outstanding for diluted income per share	329,843,710	339,502,871	333,514,398	339,541,354
_______________
(1)For the three months ended June 30, 2022, represents impairment charge in our Real Estate Investments segment for the Telford Homes business, due to an expected reduction in cash flows and profitability associated with elevated inflation and rising costs of operations.

CBRE Press Release
August 4, 2022

Core EBITDA is calculated as follows (in thousands, totals may not add due to rounding):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net income attributable to CBRE Group, Inc.	$487,322	$442,637	$879,619	$708,839
Net income attributable to non-controlling interests	2,594	805	6,568	3,580
Net income	489,916	443,442	886,187	712,419

Add:
Depreciation and amortization	162,359	119,085	311,391	241,163
Asset impairments (1)	26,405	—	36,756	—
Interest expense, net of interest income	18,518	13,772	31,344	23,878
Provision for income taxes	120,762	133,445	117,024	209,772
Integration and other costs related to acquisitions	8,209	8,134	16,330	8,134
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(7,495)	1,672	15,361	17,004
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	(1,451)	(374)	(3,147)	725
Costs incurred related to legal entity restructuring	10,245	—	11,921	—
Provision associated with Telford’s fire safety remediation efforts	37,505	—	37,505	—
Less: Net fair value adjustments on strategic non-core investments	(53,619)	11,394	(189,983)	37,526

Core EBITDA	$918,592	$707,782	$1,650,655	$1,175,569

Core EBITDA for the trailing twelve months ended June 30, 2022 is calculated as follows (in thousands):

Trailing Twelve Months Ended June 30, 2022

Net income attributable to CBRE Group, Inc.	$2,007,354
Net income attributable to non-controlling interests	8,329
Net income	2,015,683

Add:
Depreciation and amortization	596,099
Asset impairments	36,756
Interest expense, net of interest income	57,818
Provision for income taxes	474,758
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	(9,597)
Costs incurred related to legal entity restructuring	11,921
Integration and other costs related to acquisitions	52,748
Carried interest incentive compensation expense to align with the timing of associated revenue	48,298
Provision associated with Telford’s fire safety remediation efforts	37,505
Less: Net fair value adjustments on strategic non-core investments	(16,749)

Core EBITDA	$3,338,738

CBRE Press Release
August 4, 2022

Revenue includes client reimbursed pass-through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients. Reimbursement related to subcontracted vendor work generally has no margin and has been excluded from net revenue. Reconciliations are shown below (dollars in thousands):

	Three Months Ended June 30,
	2022	2021
Property Management Revenue
Revenue	$460,992	$423,244
Less: Pass through costs also recognized as revenue	16,542	1,866
Net revenue	$444,450	$421,378

	Three Months Ended June 30,
	2022	2021
Facilities Management Revenue
Revenue	$3,820,120	$3,435,754
Less: Pass through costs also recognized as revenue	2,536,371	2,236,097
Net revenue	$1,283,749	$1,199,657

	Three Months Ended June 30, 2022
	Project Management (excluding Turner & Townsend)	Turner & Townsend	Total Project Management
Project Management Revenue
Revenue	$749,798	$338,227	$1,088,025
Less: Pass through costs also recognized as revenue	369,790	46,017	415,807
Net revenue	$380,008	$292,210	$672,218

Three Months Ended June 30, 2021
Project Management Revenue (1)
Revenue	$646,968
Less: Pass through costs also recognized as revenue	308,957
Net revenue	$338,011
_______________
(1)No comparable activity for Turner & Townsend presented due to acquisition having occurred on November 1, 2021.
Below represents a reconciliation of REI business line operating profitability to REI segment operating profit (in thousands):

	Three Months Ended June 30,
Real Estate Investments	2022	2021
Investment management operating profit	$58,439	$45,342
Global real estate development operating profit	215,243	119,701
Hana and segment overhead operating income (loss)	836	(11,000)
Real estate investments segment operating profit	$274,518	$154,043